Rainmaker Reports Fourth Quarter 2013 Financial Results
Campbell, Calif., March 31, 2014 – Rainmaker Systems, Inc. (OTCQX: RMKR) today reported financial results for its fourth quarter and year ended December 31, 2013.

Net revenue in the fourth quarter of 2013 was $4.1 million, compared to net revenue in the preceding quarter of $4.7 million and net revenue in the fourth quarter of 2012 of $5.2 million. Net revenue for 2013 was $17.7 million, compared to $25.4 million in 2012.
Net loss from continuing operations for the fourth quarter of 2013 was $11.0 million, or a net loss of $0.26 per share, compared to a net loss from continuing operations in the preceding quarter of $3.6 million, or a net loss of $0.09 per share, and a net loss from continuing operations in the fourth quarter of 2012 of $921,000, or a net loss of $0.04 per share. Net loss from continuing operations for 2013 was $21.0 million, or a net loss of $0.54 per share, compared to a net loss from continuing operations of $4.0 million, or a net loss of $0.15 per share for 2012.
The results above include a charge of $2.3 million for the impairment of long-lived assets associated with our e-commerce platform business and a charge of $5.4 million for the impairment of goodwill both recorded in the fourth quarter of 2013.
Total cash and cash equivalents were $3.6 million at December 31, 2013, compared to $4.5 million at December 31, 2012.
“Please join us for our earnings conference call scheduled for this Monday, March 31, 2014, for an update on our efforts to return the Company to sustainable growth and profitability,” said Don Massaro, President and CEO.
Conference Call
Rainmaker Systems will host a conference call and webcast Monday, March 31, 2014, at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to discuss its fourth quarter 2013 financial results. Those wishing to participate in the live call should dial 888-397-5352 using the passcode 7231102. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 7231102. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.

About Rainmaker Systems, Inc.
Rainmaker Systems provides sales and marketing solutions that help large enterprises increase sales to small-to-medium sized businesses. The Rainmaker Revenue Delivery PlatformSM combines specialized sales and marketing services with proprietary renewals software and business analytics to simplify the complexities involved in multichannel sales and marketing. The ViewCentral Learning Management System transforms organizations’ training centers into profit centers. Rainmaker extends the capabilities of traditional sales teams to assist companies in industries ranging from telecommunications to software and information technology services in reaching target customers and creating new revenue streams.
Rainmaker’s common stock trades in the U.S. on the OTCQX under the symbol “RMKR.”

NOTE: Rainmaker Systems and ViewCentral are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Safe Harbor Statement
This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker Systems as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional capital to meet our operating requirements, our ability to refinance or restructure our debt, our ability to maintain compliance with our debt covenants, our ability to reduce our losses and achieve profitability, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to execute our business strategy and manage growth, potential competition in the marketplace, our ability to retain and attract employees, market acceptance of our solutions and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, the protection of our intellectual property and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.
CONTACT:

Bradford Peppard	Jeffrey Waters
Chief Financial Officer	Director of Investor Relations
Rainmaker Systems, Inc.	Rainmaker Systems, Inc.
(408) 340-2510	(410) 294-6802
brad.peppard@rmkr.com	jeffrey.waters@rmkr.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$3,633	$4,494
Restricted cash	3	52
Accounts receivable, net	3,554	3,720
Prepaid expenses and other current assets	1,618	1,292
Total current assets	8,808	9,558
Property and equipment, net	691	2,455
Goodwill	—	5,337
Other non-current assets	840	416
Total assets	$10,339	$17,766

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$13,042	$7,159
Accrued compensation and benefits	1,001	425
Other accrued liabilities	3,665	3,142
Deferred revenue	1,965	2,311
Notes payable	3,641	2,727
Total current liabilities	23,314	15,764
Deferred tax liability	26	567
Deferred revenue, less current portion	1,629	44
Common stock warrant liability	93	348
Other non-current liabilities	172	—
Notes payable, less current portion	—	1,800
Total liabilities	25,234	18,523
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized, 43,795 shares issued and 41,495 shares outstanding at December 31, 2013 and 30,454 shares issued and 28,428 shares outstanding at December 31, 2012	41	27
Additional paid-in capital	137,445	130,402
Accumulated deficit	(149,169)	(128,198)
Accumulated other comprehensive loss	(336)	(261)
Treasury stock, at cost; 2,300 shares at December 31, 2013 and 2,026 shares at December 31, 2012	(2,876)	(2,727)
Total stockholders’ deficit	(14,895)	(757)
Total liabilities and stockholders’ deficit	$10,339	$17,766

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenue	$4,135	$5,164	$17,681	$25,360
Cost of services	3,280	3,082	12,290	14,397
Gross profit	855	2,082	5,391	10,963
Operating expenses:
Sales and marketing	987	409	3,409	1,978
Technology and development	1,599	1,239	5,526	5,557
General and administrative	1,936	1,225	8,789	5,463
Depreciation and amortization	456	416	1,697	1,642
Impairment of long-lived assets	2,330	—	2,330	—
Impairment of goodwill	5,368	—	5,368	—
Total operating expenses	12,676	3,289	27,119	14,640
Operating loss	(11,821)	(1,207)	(21,728)	(3,677)
Loss (gain) due to change in fair value of warrant liability	(196)	(484)	(344)	(169)
Interest and other expense, net	89	82	294	216
Loss before income tax (benefit) expense	(11,714)	(805)	(21,678)	(3,724)
Income tax (benefit) expense	(692)	116	(657)	241
Net loss from continuing operations	(11,022)	(921)	(21,021)	(3,965)
Net income (loss) from discontinued operations	(3)	(3,615)	50	(6,307)
Net loss	$(11,025)	$(4,536)	$(20,971)	$(10,272)

Foreign currency translation adjustments	12	407	(75)	329
Comprehensive loss	$(11,013)	$(4,129)	$(21,046)	$(9,943)

Basic and diluted net income (loss) per per share:
Net loss from continuing operations	$(0.26)	$(0.04)	$(0.54)	$(0.15)
Net income (loss) from discontinued operations	—	(0.13)	—	(0.23)
Net loss	$(0.26)	$(0.17)	$(0.54)	$(0.38)

Weighted average common shares:
Basic and diluted	41,968	27,477	38,639	27,123

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
Operating activities:
Net loss	$(20,971)	$(10,272)
Adjustment for (income) loss from discontinued operations, net of tax	(50)	6,307
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,697	1,555
Amortization of intangible assets	—	87
Amortization of debt discount	20	—
Loss (gain) due to change in fair value of warrant liability	(344)	(169)
Stock-based compensation expense	1,510	810
Provision (credit) for allowances for doubtful accounts	(4)	(38)
Impairment of credit card receivables	420	—
Impairment of other assets	280	—
Provision for impairment of long-lived assets	2,330	—
Provision for impairment of goodwill	5,368	—
Changes in operating assets and liabilities:
Accounts receivable	(365)	908
Prepaid expenses and other assets	(902)	(397)
Accounts payable	5,947	1,900
Accrued compensation and benefits	508	(202)
Other accrued liabilities	677	(214)
Deferred tax liability	(541)	93
Deferred revenue	1,239	(378)
Net cash used in continuing operations	(3,181)	(10)
Net cash provided by (used in) discontinued operations	50	(2,050)
Net cash used in operating activities	(3,131)	(2,060)

Investing activities:
Purchases of property and equipment	(2,250)	(1,146)
Change in restricted cash, net	49	(34)
Consideration received in disposal of discontinued operations	—	845
Net cash used in continuing operations	(2,201)	(335)
Net cash used in discontinued operations	—	(842)
Net cash used in investing activities	(2,201)	(1,177)

Financing activities:
Proceeds from issuance of common stock	5,534	22
Proceeds from issuance of common stock from option exercises	4	—
Proceeds from borrowings	911	4,555
Repayment of borrowings	(1,727)	(3,954)
Repayment of acquisition earnout	—	(113)
Net proceeds from overdraft facility	—	(381)
Tax payments in connection with treasury stock surrendered	(149)	(237)
Net cash provided by (used in) continuing operations	4,573	(108)
Net cash provided by (used in) discontinued operations	—	(738)
Net cash provided by (used in) financing activities	4,573	(846)

Effect of exchange rate changes on cash	(102)	87

Net decrease in cash and cash equivalents	(861)	(3,996)
Cash and cash equivalents at beginning of year	4,494	8,490
Cash and cash equivalents at end of year	$3,633	$4,494